EXHIBIT 5.1
                                                                     -----------

                        TASHLIK, KREUTZER & GOLDWYN P.C.
                             833 Northern Boulevard
                           Great Neck, New York 11021


                                                                October 14, 1997

Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

Gentlemen:

         This opinion and the consent to use of our name are furnished in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by Del Global Technologies Corp., a New York corporation (the "Corporation"), covering a proposed registration and sale by certain holders of 10,609 shares ("Shares") of the Corporation's common stock, $.10 par value per share ("Common Stock"), 25,000 Warrants ("Warrants") and 25,000 Shares of Common Stock underlying such Warrants ("Warrant Shares").

         We have acted as counsel to the Corporation and have participated in the preparation and filing of the aforementioned Registration Statement. As such counsel, we have examined the Certificate of Incorporation and By-Laws of the Corporation, the proceedings taken by the Corporation with respect to the filing of such Registration Statement and such other documents as we have deemed necessary and appropriate.

         Based upon the foregoing, we are of the opinion that:

         1. The Corporation is a duly organized and validly existing corporation under the laws of the State of New York;

         2. The Shares are duly authorized and legally issued and are fully paid and nonassessable; and

         3. The Warrant Shares are duly authorized, and when the Warrants are exercised in accordance with their terms, as described in the Registration Statement, the Warrant Shares will be legally issued, fully paid and non-assessable.

Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595



         Members of this firm beneficially own shares of Common Stock and options to purchase additional shares of Common Stock.

         We hereby consent to the use of this opinion as an exhibit to the aforementioned Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                   Very truly yours,
                                   /s/TASHLIK, KREUTZER & GOLDWYN P.C.